UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT
               Filed Pursuant to Section 13 OR 15(d) of
                  THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  DECEMBER 20, 1995




                  METROMEDIA INTERNATIONAL GROUP, INC.
        (Exact name of registrant as specified in its charter)



          DELAWARE                   1-5706                58-0971455
(State or other jurisdiction    (Commission File  (IRS Employer Identification
    of incorporation)               Number)                 Number)



                       945 East Paces Ferry Road
                              Suite 2210
                        ATLANTA, GEORGIA  30326
               (Address of principal executive offices)



Registrant's telephone number, including area code:  (404) 261-6190



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Item 5.     OTHER EVENTS



          On December 20, 1995, Metromedia International Group, Inc. (the "Company") and Alliance Entertainment Corp. ("Alliance") announced that they signed a merger agreement (the "Merger Agreement") pursuant to which Alliance will merge with a newly-formed, wholly-owned subsidiary of the Company.

          The terms of the Merger Agreement (which vary from those contained in the letter of intent entered into on November 30, 1995 between the Company and Alliance) provide that upon consummation of the merger, Alliance stockholders will exchange each of their shares of Alliance common stock for (i) .7 shares of the Company's common stock, and (ii) a ten-year warrant to purchase .285 shares of the Company's common stock at an exercise price of $20.00 per share.

          The Company and Alliance restructured the terms in order to help provide for a more orderly trading market in the Company's stock. Both the Company and Alliance believe the restructured deal is substantially equivalent on an economic basis to the transaction outlined in the letter of intent.

          Consummation of the merger is subject to, among other customary closing conditions, the approval of the respective Boards of Directors of the Company and Alliance no later than January 31, 1996, the approval of the transaction by the stockholders of the Company and Alliance, and the receipt of regulatory approvals, including the lapse or early termination of the applicable waiting period under Hart-Scott-Rodino. The Merger Agreement provides that Alliance has the right to terminate the Merger Agreement in the event that the average closing price for the Company's Common Stock is below $14.50 per share for the 20 trading days ending six days prior to the day of the stockholder meetings of the Company and Alliance called to approve the Merger. During the 20 trading days ended December 19, 1995, the average closing price of the Company's common stock as quoted on the American Stock Exchange was $15.20 per share. Pursuant to the Merger Agreement, Metromedia Company, an affiliate of the Company, has agreed to provide to the Company a guaranty of any financing necessary to repurchase Alliance 11-1/4% senior subordinated notes due 2005 which are tendered pursuant to the change of control provisions governing such notes. The Merger Agreement can be terminated by either the Company or Alliance in the event that the conditions to the consummation of the merger are not met by September 30, 1996.

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                             Page 3

          Joseph Bianco, Chairman and Chief Executive of Alliance, will become the chief executive officer of all of the Company's entertainment entities other than Metromedia International Telecommunications, Inc.



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                             Page 4


Item 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS


     (c)  The following is an exhibit to this Report and is filed herewith:

          Exhibit 99.1 Agreement and Plan of Merger dated December 20, 1995, by and among Metromedia International Group, Inc., Alliance Merger Corp. and Alliance Entertainment Corp.



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                            SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    METROMEDIA INTERNATIONAL GROUP, INC.
                    (Registrant)



                    By:   /S/  ARNOLD L. WADLER
                       -----------------------------------
                       Arnold L. Wadler
                       Senior Vice President
                       and General Counsel

Dated:  December 22, 1995



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                           EXHIBIT INDEX

               METROMEDIA INTERNATIONAL GROUP, INC.

                    Current Report on Form 8-K
                      Dated December 20, 1995


     EXHIBIT NO.              DESCRIPTION


     99.1 Agreement and Plan of Merger dated December 20, 1995 between Metromedia International Group, Inc.,
                    Alliance Merger Corp. and Alliance Entertainment
                    Corp.